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                                                                    Exhibit 5.1

                              BRESLOW & WALKER, LLP
                             100 Jericho Quadrangle
                                Jericho, NY 11753
                                                                    May 8, 2001


Marine Shuttle Operations Inc.
Luramyrveien 29
N-4391 Sandes, Norway

                  Re: Registration Statement on Form S-1,  File No.: 333-50570

Ladies and Gentlemen:

                  We have acted as counsel to the Marine Shuttle Operations Inc., a Nevada corporation (the "Company"), in connection the preparation and filing of the Company's Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, originally filed on November 22, 2000, covers the sale of an aggregate of 20,750,561 shares (the "Shares") of the Company's common stock by the selling stockholders listed in the Registration Statement (the "Selling Stockholders").

                  We have examined the Registration Statement and such instruments, documents, and records that we deemed relevant and necessary for the basis of this opinion, and we also have examined and relied on representations, statements, and certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

                  Based on the foregoing, we are of the opinion that the Shares, when sold by the Selling Stockholders in the manner described in the Registration Statement and any amendments thereto, will be validly issued, fully paid, and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are "experts" within the meaning of that term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. We assume no obligation to inform you of any facts, circumstances, events, or changes in the law that may hereafter be brought to our attention that may alter, affect, or modify the opinion expressed herein.

                                                  Very truly yours,

                                                  /s/ Breslow & Walker, LLP

                                                  Breslow & Walker, LLP